Exhibit 99.1
For Immediate Release
Contact:
Thomas W. Stoelk
Vice President and
Chief Financial Officer
(724) 465-8904
Superior Well Services, Inc. Announces Conference Call to Discuss Third Quarter Financial Results
INDIANA, PENNSYLVANIA, November 3, 2005 – Superior Well Services, Inc. (NASDAQ: SWSI) today announced that its third quarter financial results news release will be issued on Tuesday, November 8th before the commencement of trading on the NASDAQ.
The Company will host a conference call on Tuesday, November 8th at 1:00 p.m. ET to review these results. To participate in the call, please dial 800-811-7286 and ask for the Superior Well Services, Inc. third quarter financial results conference call. The confirmation code for the meeting is 4979006. A replay of the call will be available through November 15 at 888-203-1112. The conference ID for the replay is 4979006.
Superior Well Services, Inc. is a growing oilfield services company operating in many of the major oil and natural gas producing regions in the United States.
SOURCE: Superior Well Services, Inc.